                                                                 EXHIBIT 10.1.25

                                                                  EXECUTION COPY

================================================================================

                               CALPINE CORPORATION

            DESIGNATED ASSET SALE PROCEEDS ACCOUNT CONTROL AGREEMENT

                            Dated as of July 16, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
                                                        ARTICLE I
                                                       DEFINITIONS

SECTION 1.01.         Definitions...............................................................................        2

SECTION 1.02.         Rules of Interpretation...................................................................        3

                                                       ARTICLE II
                                          DESIGNATED ASSET SALE PROCEEDS ACCOUNT

SECTION 2.01.         Designated Asset Sale Proceeds Account....................................................        3

SECTION 2.02.         Permitted Investments.....................................................................        6

SECTION 2.03.         Monies Received by the Company............................................................        7

SECTION 2.04.         Books of Designated Asset Sale Proceeds Account; Statements...............................        7

                                                      ARTICLE III
                               SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

SECTION 3.01.         Securities Designated Asset Sale Proceeds Account.........................................        8

SECTION 3.02.         Certain Rights and Powers in Respect of Designated Asset Sale Proceeds Account and Funds..        9

SECTION 3.03.         Security Interest.........................................................................       10

SECTION 3.04.         Duties and Certain Rights of Depositary Agent.............................................       12

SECTION 3.05.         Remedies..................................................................................       17

                                                       ARTICLE IV
                                                 TERMINATION OF AGREEMENT

SECTION 4.01.         Rights and Obligations of Collateral Trustee and Depositary Agent.........................       18

SECTION 4.02.         Secured Obligations.......................................................................       18

                                                         ARTICLE V
                                                       MISCELLANEOUS

SECTION 5.01.         Notices...................................................................................       19

SECTION 5.02.         Benefit of Agreement......................................................................       19

SECTION 5.03.         No Waiver; Remedies Cumulative............................................................       20

SECTION 5.04.         Severability..............................................................................       20

SECTION 5.05.         Amendments................................................................................       20

SECTION 5.06.         Headings..................................................................................       20

SECTION 5.07.         Governing Law.............................................................................       20

SECTION 5.08.         CONSENT TO JURISDICTION...................................................................       20

SECTION 5.09.         WAIVER OF JURY TRIAL......................................................................       21

SECTION 5.10.         Successors and Assigns....................................................................       22

SECTION 5.11.         Entire Agreement..........................................................................       22

SECTION 5.12.         Survival of Agreements....................................................................       22

SECTION 5.13.         Further Information.......................................................................       22

SECTION 5.14.         Additional Depositary Agent Provisions....................................................       22

SECTION 5.15.         Counterparts..............................................................................       23

SECTION 5.16.         Effectiveness.............................................................................       23

SECTION 5.17.         Collateral Trustee's Obligations..........................................................       23

EXHIBIT A: Remittance Instruction Form

         This DESIGNATED ASSET SALE PROCEEDS ACCOUNT CONTROL AGREEMENT, dated as of July 16, 2003 (this "Agreement"), is entered into by and among CALPINE CORPORATION, a Delaware corporation (the "Company"), Union Bank of California, N.A., as the bank and the securities intermediary (together with its permitted successors in such capacity, the "Depositary Agent"), and THE BANK OF NEW YORK, as Collateral Trustee (together with its successors in such capacity, the "Collateral Trustee").

                                    RECITALS:

                  WHEREAS, Calpine Corporation (the "Company") intends to enter into an Amended and Restated Credit Agreement dated as of July 16, 2003 (as amended, modified, renewed, restated or replaced from time to time, the "Credit Agreement") among, inter alia, the Company, the Lenders referred to therein and The Bank of Nova Scotia, as Administrative Agent (the "Credit Agreement Agent"), relating to a $500,000,000 senior secured credit facility to be made available in the form of revolving loans and term loans, including letters of credit to be issued thereunder;

                  WHEREAS, the Company intends to (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between the Company and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent");

                  WHEREAS, the Company and certain of its Subsidiaries have entered into a Collateral Trust Agreement dated as of July 16, 2003 (the "Collateral Trust Agreement") among, inter alia, the Company, certain Subsidiaries and the Collateral Trustee which sets forth the terms on which the Company and such Subsidiaries have appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer, enforce and distribute the Security Documents, including this Agreement, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof;

                  WHEREAS, it is a condition precedent to the obligation of the lenders to make their respective extensions of credit to the Company under each of the Credit Agreement and the Term Loan Agreement, and condition precedent to the obligation of the purchasers to purchase each of the 2007 Notes, the 2010 Notes and the 2013 Notes, that the Company shall have executed and delivered this Agreement; and

                  WHEREAS, The Depositary Agent has agreed to act as depositary agent and, with respect to any securities entitlements held by it pursuant to this Agreement, as securities intermediary pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms used in this Agreement that are defined in the Collateral Trust Agreement and not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement. All capitalized terms used in this Agreement that are defined in Article 9 of the UCC, as in effect on the date of this Agreement in the State of New York, and not otherwise defined herein shall have the meanings therein set forth. In addition, the following term when used in this Agreement shall have the following meaning:

         "Cash Equivalents" means:

        (1) the lawful currency of any country where the Company owns or operates a Facility;

        (2) securities issued or directly and fully guaranteed or insured by the United States government or any state thereof (or any agency or instrumentality thereof), by the Canadian government (or any agency or instrumentality thereof), or by the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

        (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch or successor rating agency rating of "B" or better;

        (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and maturing within six months after the date of acquisition; and

        (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Designated Collateral" means Designated Assets other than Canadian Gas Assets.

         "Secured Parity Lien Parties" means any Person who is holding a Parity Lien Obligation (including any Parity Debt Representative), at any time.

         "Secured Parties" means any Person who is holding a Secured Obligation (including any Secured Debt Representative), at any time.

         "Secured Priority Lien Parties" means any Person who is holding a Priority Lien Obligation (including any Priority Lien Agent), at any time.

SECTION 1.02 Rules of Interpretation. The rules of interpretation or construction set forth in Section 1.2 of the Collateral Trust Agreement shall apply with like effect to this Agreement.

                                   ARTICLE II

                     DESIGNATED ASSET SALE PROCEEDS ACCOUNT

SECTION 2.01      Designated Asset Sale Proceeds Account.

         (a) Establishment of Designated Asset Sale Proceeds Account. The Company hereby directs the Depositary Agent to establish and maintain an account in the name of the Company (as the entitlement holder) entitled "Designated Asset Sale Proceeds Blocked Account Subject to the Security Interest of The Bank of New York, as Collateral Trustee" and numbered 6711713800 (the "Designated Asset Sale Proceeds Account"). The Designated Asset Sales Proceeds Account shall at all times be under the sole and exclusive dominion and control of the Collateral Trustee, subject to the terms and provisions of this Agreement.

         (b) Deposits of Net Sale Consideration. The Collateral Trustee and the Company shall promptly deposit or cause to be deposited into the Designated Asset Sale Proceeds Account all Net Proceeds (including all amounts and proceeds (including instruments) received by the Company or the Collateral Trustee (as loss payee or additional insured) under any insurance policy maintained by the Company or any other Person in respect of the Designated Collateral (the "Insurance Proceeds") or any amounts and proceeds (including instruments) received by the Company by reason of any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Designated Collateral, other than an immaterial portion thereof, by any agency, department, authority, commission, board, instrumentality or political subdivision of the state in which such Designated Collateral is located, the United States or another governmental authority having jurisdiction which is not rescinded or revoked within 60 days after the date of such transfer or taking (the "Eminent Domain Proceeds" and, together with the Insurance Proceeds, the "Loss Proceeds")).

         (c)      Withdrawals.

                  (i) General Provisions Regarding Release of Net Proceeds. Subject to the terms and provisions of this Agreement, deposits of Net Proceeds in the Designated Asset Sales Proceeds Account, and income therefrom, may be withdrawn only upon order of the Collateral Trustee. Upon the Collateral Trustee's receipt of an Officer's Certificate from the Company stating:

                           (A) that a specified amount of the funds on deposit in the Designated Asset Sale Proceeds Account (x) will be used, promptly upon withdrawal from the Designated Asset Sale Proceeds Account, to (1) purchase other assets that would constitute Designated Assets or (2) repay Priority Lien Debt and/or cash collateralize letters of credit constituting Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, in each case in accordance with the applicable provisions of each Secured Debt Document or (y) to the extent that any such funds are not applied as provided in clause (x), have been offered to the holders of Parity Lien Obligations in compliance with the applicable provisions of each Parity Lien Debt Document in Asset Sale Offers that were not accepted and have been released from the Collateral Trustee's Liens and are required to be released to the Company pursuant to such applicable provisions; and

                           (B) no Secured Debt Default has occurred and is continuing;

then, if the conditions set forth in Section 4.1(a) and (b) of the Collateral Trust Agreement are satisfied, the Collateral Trustee promptly shall instruct the Depositary Agent in writing using the form attached hereto as Exhibit A, to remit such amount to the Company as directed in any remittance instruction delivered to the Collateral Trustee by the Company. The Depositary Agent shall comply with such instructions.

                  (ii) General Provisions Regarding a Major Loss. Provided that the conditions set forth in clauses (A) or (B) below have been satisfied or have been waived by the Collateral Trustee, if there shall occur any damage, destruction, condemnation or other similar taking of Designated Collateral or other event with respect to which Loss Proceeds for any single loss in excess of $25,000,000 are payable (a "Major Loss") such Loss Proceeds shall be released by the Collateral Trustee to the Company in accordance with clauses (A) and (B) below.

                           (A) Release with no Provision for Repair, Replacement or Restoration. If there shall occur any Major Loss and upon the Collateral Trustee's receipt of an Officer's Certificate from the Company (in addition to such other statements and certifications required pursuant to Section 2.01(c)(i)):

                                    (1)      certifying that the Company has
                  determined in its good faith judgment not to repair, restore or replace the property subject to a Major Loss; and

                                    (2)      stating that no Secured Debt
                  Default has occurred and is continuing,

         then, such Loss Proceeds shall be released by the Collateral Trustee to the Company in accordance with Section 2.01(c)(i).

                           (B) Repair and Restoration Procedures. In regard to a Major Loss, the Collateral Trustee shall instruct the Depositary Agent, in writing using the form attached hereto as Exhibit A, to remit to the Company, from the Designated Asset Sales Proceeds Account, such amounts as directed in any remittance instruction delivered to the Collateral Trustee by the Company, and, upon such remittance, the Collateral Trustee's Liens thereon shall be released, for application to such Major Loss, only in accordance with the following requirements, and the Depository Agent shall comply with such instructions:

                                    (1)      the Company will cause any
                           restoration or replacement to be commenced and completed promptly and diligently;

                                    (2)      disbursements of Loss Proceeds for
                           application toward repair, restoration or replacement shall be instructed by the Collateral Trustee upon the Company's written request and the presentation to the Collateral Trustee of an Officer's Certificate:

                                            (I) describing in reasonable detail
                           the nature of the proposed repair, restoration or replacement to be effected with such release;

                                             (II) if the entity or entities that
                           are required to pay Loss Proceeds to the Company are not collectively required to pay for all costs and expenses associated with completing any repair, restoration or replacement, without limitation, then providing a project budget for the proposed repair, restoration or replacement (which shall include a 10% contingency allowance) prepared in good faith and upon reasonable assumptions by the Company; and

                                             (III) stating (A) the reasonably
                           estimated overall cost of the proposed project, (B) the specific amount requested to be released from the Designated Asset Sales Proceeds Account and

                           (C) that such amount promptly will be applied to pay the costs associated with such proposed project and, if clause (II) above is applicable, in accordance with the budget referred to in clause (II) above;

                                   (IV)     stating that no Secured Debt
                           Default has occurred and is continuing.

                  (iii) General Provisions Regarding a Minor Loss. If there shall occur any damage, destruction, condemnation or other similar taking of Collateral or other event with respect to which Loss Proceeds for any single loss less than $25,000,000 are payable (a "Minor Loss"), such Loss Proceeds, and related income, shall be released by the Collateral Trustee to the Company in accordance with Section 2.01(c)(i).

                  (iv) Collateral Trustee Releases. The Collateral Trustee agrees that it shall execute (with such acknowledgements and/or notarizations as are required) and deliver such releases required under this Section 2.01(c) to the Company on or before the fifth business day after receiving all documents required by this Section 2.01(c) for such a release.

SECTION 2.02.     Permitted Investments.

         (a)      [Reserved]

         (b) Application of Permitted Investments. So long as no Actionable Default has occurred and is continuing, the Depositary Agent shall, if and to the extent that the Company directs, make such investments in Cash Equivalents at the direction of the Company; provided that in the absence of any such direction by the Company all amounts in the Designated Asset Sale Proceeds Account shall be invested in those Cash Equivalents set forth in clause (6) of the definition thereof. Cash Equivalents, if any, purchased upon the direction of the Company under the provisions of this Agreement shall be deemed at all times to be a part of the Designated Asset Sale Proceeds Account from which funds were withdrawn in order to acquire such Cash Equivalents and shall be deemed to constitute funds on deposit in and credited to the Designated Asset Sale Proceeds Account, and all such Cash Equivalents and the income or interest earned and gains realized in excess of losses suffered by the Designated Asset Sale Proceeds Account due to the investment of funds deposited therein shall be credited and retained in the Designated Asset Sale Proceeds Account, except as otherwise expressly provided by the terms hereof.

         (c) Earnings. All earnings, if any, on funds in the Designated Asset Sale Proceeds Account maintained hereunder shall be credited to the Company for tax reporting purposes. The Depositary Agent shall provide to the Company a statement with respect to all interest earned on the Designated Asset Sale Proceeds Account as of the close of each calendar year for which income is earned on the Designated Asset Sale Proceeds Account. The Company shall provide the Depositary Agent with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. This form shall, to the extent necessary, be renewed as required by the Internal Revenue Service and provided to the Depositary Agent. The Depositary Agent shall be entitled to rely on an opinion of legal counsel (which may be counsel to the Company) in connection with the reporting of any earnings with respect hereto.

         (d) Liquidation of Investments for Distributions. The Collateral Trustee is hereby authorized (so long as no Actionable Default has occurred and is continuing, upon the written direction of the Company) to direct the Depositary Agent, in writing using the form attached hereto as Exhibit A, to liquidate or direct the liquidation of any Cash Equivalents (without regard to maturity) in order to make or cause to be made any application required by any Section of this Article 2. In furtherance, and not in limitation, of any other indemnity or limitation of liability with respect to the Collateral Trustee contained herein or in any other Secured Debt Document, the Collateral Trustee and the Depositary Agent shall in no way be liable for any losses suffered by the Company, including losses due to early liquidation or market risk, which are a result of the Collateral Trustee's exercise of its authority under this provision.

         (e) Value of Permitted Investments. Cash Equivalents, if any, credited to the Designated Asset Sale Proceeds Account shall be valued at their current market value.

SECTION 2.03. Monies Received by the Company. In the event that the Company receives any cash or Cash Equivalents constituting Net Proceeds (including any Loss Proceeds) or other amounts required by the terms hereof to be deposited into the Designated Asset Sale Proceeds Account, the Company shall hold the same in precisely the form received in trust for and on behalf of the Secured Parties, segregated from other funds of the Company, and without any notice or demand whatsoever, shall promptly deliver the same to the Depositary Agent for application in accordance with the terms of this Agreement. No balance in, or financial asset or other asset credited to, the Designated Asset Sale Proceeds Account pursuant to the terms hereof and maintained hereunder shall be disbursed or transferred by the Depositary Agent, except in accordance with the provisions hereof.

SECTION 2.04. Books of Designated Asset Sale Proceeds Account; Statements. The Depositary Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Designated Asset Sale Proceeds Account and all investment transactions effected by the Depositary Agent pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. Not later than the tenth Business Day of each month or as soon as practicable thereof, but in no event later than the twentieth calendar day of each month, commencing with the first month to occur after the earliest of the receipt of Net Proceeds into the Designated Asset Sale Proceeds Account in accordance with the terms hereof, the Depositary Agent shall deliver to the Company a statement setting forth the transactions in the Designated Asset Sale Proceeds Account during the preceding month (including deposits, withdrawals and transfers from and to the Designated Asset Sale Proceeds Account) and specifying the Net Proceeds, Cash Equivalents and other amounts held in or credited to the Designated Asset Sale Proceeds Account at the close of business on the last Business Day of the preceding month. In addition, the Depositary Agent shall promptly respond (during normal business hours) to requests by the Company for information regarding deposits, investments and transfers into, in respect of the Designated Asset Sale Proceeds Account.

                                  ARTICLE III

            SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

SECTION 3.01.     Securities Designated Asset Sale Proceeds Account.

         (a) Acknowledgement. The Depositary Agent hereby agrees and confirms that the Depositary Agent has established the Designated Asset Sale Proceeds Account as set forth and defined in this Agreement.

         (b)      Agreement. Each of the parties hereto agrees that:

                  (i) the Designated Asset Sale Proceeds Account will be maintained, to the extent that "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, and as so defined the term financial asset is so used throughout this Agreement) are deposited therein or credited thereto, as a "securities account" (within the meaning of Section 8-501 of the UCC), and, to the extent that credit balances not constituting financial assets are credited thereto, as a "deposit account" (within the meaning of Section 9-102(a)(29) of the UCC);

                  (ii) the Company is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of any "financial assets" credited to the Designated Asset Sale Proceeds Account and the "customer" (within the meaning of Section 9-104 of the UCC) to the extent that credit balances not constituting financial assets are credited thereto;

                  (iii) all Cash Equivalents and all other property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) delivered to the Depositary Agent will be promptly credited by the Depositary Agent to the Designated Asset Sale Proceeds Account by an appropriate entry in its records in accordance with this Agreement;

                  (iv) all financial assets and other assets in registered form or payable to or to order and credited to the Designated Asset Sale Proceeds Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Agent or in blank, or credited to another securities account maintained in the name of the Depositary Agent, and in no case will any such financial asset or other asset be credited to the Designated Asset Sale Proceeds Account at any time, if, at such time, such asset is registered in the name of, payable to or to the order of, or endorsed to, the Collateral Trustee (in such capacity) or the Company, except to the extent the foregoing have been subsequently endorsed by the Collateral Trustee (in such capacity) or the Company to the Depositary Agent or in blank;

                  (v) the Depositary Agent is acting as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Designated Asset Sale Proceeds Account and financial assets deposited therein or credited thereto and as a "bank" (within the meaning of Section 9-304 of the UCC) with respect to the Designated Asset Sale Proceeds Account and credit balances not constituting financial assets credited thereto; and

                  (vi) the Depositary Agent shall not change the name or account number of the Designated Asset Sale Proceeds Account without the prior written consent of the Company and the Collateral Trustee, which consents shall not be unreasonably withheld.

SECTION 3.02. Certain Rights and Powers in Respect of Designated Asset Sale Proceeds Account and Funds.

         (a) Rights to Designated Asset Sale Proceeds Account. The Company shall not make, attempt to make or consent to the making of any withdrawal or transfer from the Designated Asset Sale Proceeds Account except in strict adherence to the terms and conditions of this Agreement. The Company shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Designated Asset Sale Proceeds Account, except to have amounts credited thereto remitted, applied, disbursed or invested in accordance with this Agreement; provided, however, that the parties hereto acknowledge and agree that the foregoing provisions of this Section 3.02(a) shall not be deemed to divest the Company of its interest as an "entitlement holder" under the UCC, as provided in this Agreement.

         (b) Certain Powers of the Collateral Trustee and the Depositary Agent. The Collateral Trustee and, where appropriate, the Depositary Agent will have the right, but not the obligation, to (i) refuse any item for credit to the Designated Asset Sale Proceeds Account except as required by the terms of this Agreement and (ii) refuse to honor any request for transfer on the Designated Asset Sale Proceeds Account which is not consistent with this Agreement. If the Company fails to perform any agreement contained herein and such failure to perform is continuing for a period of 30 days, the Collateral Trustee may (but shall not be obligated to) itself perform, or cause the performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by the Company upon written demand. The Company hereby irrevocably appoints the Collateral Trustee as the Company's attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise from time to time, if an Actionable Default shall have occurred and be continuing, to take any action and to execute any instrument which is necessary or advisable to accomplish the purposes of this Agreement, including:

                  (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Designated Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto;

                  (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

                  (iii) to file any claims or take any action or institute any proceedings which is necessary or desirable for the collection of any of the Designated Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto or otherwise to enforce the rights of the Collateral Trustee with respect to the Designated Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto, provided that, with respect to this clause (iii), such rights shall be exercised in accordance with
     Section 3.05; and

                  (iv) to perform the affirmative obligations of the Company hereunder if, and to the extent that, the Company fails to perform such obligations and such failure to perform is continuing for a period of 30 days.

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.02(b) is irrevocable and coupled with an interest. The powers conferred on the Collateral Trustee hereunder are solely to protect its interest (on behalf of the applicable Secured Parties) in the Designated Asset Sale Proceeds Account and the proceeds of financial assets and other assets held therein or credited thereto and shall not impose any duty on the Collateral Trustee to exercise any such powers. Except for the reasonable care of the Designated Asset Sale Proceeds Account in its possession or under its control (as the case may be) and the accounting for moneys actually received by it hereunder, neither the Depositary Agent nor the Collateral Trustee shall have any duty as to the Designated Asset Sale Proceeds Account or the proceeds of financial assets or other assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Designated Asset Sale Proceeds Account or proceeds. Each of the Depositary Agent and the Collateral Trustee is required to exercise reasonable care in the custody and preservation of the Designated Asset Sale Proceeds Account and the financial assets and other assets held therein or credited thereto in its possession or under its control (as the case may be); provided, however, that the Collateral Trustee in any event shall be deemed to have exercised reasonable care in the custody and preservation of the Designated Asset Sale Proceeds Account if it takes such action for that purpose as the Company reasonably requests in writing at times other than upon the occurrence and during the continuance of any Actionable Default.

SECTION 3.03.     Security Interest.

         (a) Grant. To secure (i) the timely payment in full in cash and performance in full of the Secured Priority Lien Obligations of the Company, the Company does hereby assign, grant, hypothecate and pledge to, and grant a first priority security interest in favor of the Collateral Trustee, on behalf of and for the sole and exclusive benefit of the Secured Priority Lien Parties and (ii) the timely payment in full in cash and performance in full of the Secured Parity Lien Obligations of the Company, the Company does hereby assign, grant, hypothecate and pledge to, and grant a second priority security interest in favor of the Collateral Trustee, on behalf of and for the sole and exclusive benefit of the Secured Parity Lien Parties, in the case of each of clauses (i) and (ii) on all the estate, right, title, interest and security entitlements of the Company, whether now owned or hereafter acquired, in the Designated Asset Sale Proceeds Account and in all cash, cash equivalents, instruments, investments, other securities, financial assets and other assets held therein or credited thereto and all proceeds thereof, including all rights of the Company to receive moneys due in respect of such Designated Asset Sale Proceeds Account, all claims with respect to such Designated Asset Sale Proceeds Account, all income or gain earned in respect of the financial assets and other assets held in or credited to such Designated Asset Sale Proceeds Account, and all proceeds receivable or received when any financial asset or other asset held in or credited to an Designated Asset Sale Proceeds Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

         This Agreement and the security interests and Liens granted and created herein secures the payment and performance of all Secured Obligations of the Company now or hereafter, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, expenses or otherwise, and including all amounts that constitute part of the Secured Obligations and would be owed by the Company but for the fact that they are unenforceable or not allowed due to a pending Bankruptcy Case or Insolvency Proceeding. Without limiting the generality of the foregoing, it is the intent of the parties that (i) the Priority Lien Obligations are superior in right of payment to all the Parity Lien Obligations, in the manner and to the extent as set forth in Section 3.4 of the Collateral Trust Agreement and (ii) this Agreement creates two separate and distinct Liens: the first Lien securing the payment and performance of the Priority Lien Obligations and the second Lien securing the payment and performance of the Parity Lien Obligations.

         (b) Acknowledgment. The Depositary Agent hereby acknowledges the first priority security interest in, and the pledge by the Company to the Collateral Trustee for the benefit of, the Secured Parties of all of the Company's assets held in or credited to the Designated Asset Sale Proceeds Account and all proceeds thereof, and will so indicate on the records maintained by the Depositary Agent with respect to the Designated Asset Sale Proceeds Account. The Depositary Agent agrees to hold all such assets for the purposes of, and on the terms set forth in, this Agreement.

         (c)      Other Liens; Adverse Claim.

                  (i)      The Company represents and warrants that:

                           (A) it has not assigned any of its rights under the Designated Asset Sale Proceeds Account;

                           (B) it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Designated Asset Sale Proceeds Account except in favor of the Collateral Trustee; and

                           (C) it has full power and authority to grant a security interest in and assign its right, title and interest in the Designated Asset Sale Proceeds Account and all financial assets and other assets held therein or credited thereto and all proceeds thereof hereunder.

                  (ii) The Company represents, warrants and covenants that it has not granted, and shall not grant, to any Person other than the Collateral Trustee any interest in Designated Asset Sale Proceeds Account and that it has kept, and shall keep, the Designated Asset Sale Proceeds Account free from all Liens other than Permitted Prior Liens.

                  (iii) The Depositary Agent represents and warrants that it has no knowledge (without having conducted an independent investigation) of any Lien on the Designated Asset Sale Proceeds Account other than the claims and interest of the parties hereto as provided herein. In the event that the Depositary Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Designated Asset Sale Proceeds Account or any financial asset or other asset credited thereto, the Depositary Agent hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Trustee for the benefit of the Secured Parties.

                  (iv) The Depositary Agent represents and warrants that it has no notice (without having conducted an independent investigation) of any adverse claim to the financial assets or other assets deposited in or credited to the Designated Asset Sale Proceeds Account or to security entitlements with respect thereto.

                  (v) The financial assets and other assets credited to the Designated Asset Sale Proceeds Account shall not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Trustee, except as set forth in clause (vi) below.

                  (vi) All usual and customary fees, costs or expenses of the Depositary Agent in connection with this Agreement and any transactions carried out hereunder shall be paid by the Company. In the event that any such fees, costs or expenses shall remain unpaid in excess of 30 days from their applicable due date, and after sufficient notice has been given to the Company, the Depositary Agent may deduct such unpaid amounts from the Designated Asset Sale Proceeds Account; provided that in such event the Company shall be obligated to promptly pay an amount of cash equal to such deducted amounts back into the Designated Asset Sale Proceeds Account.

SECTION 3.04.     Duties and Certain Rights of Depositary Agent.

         (a) General. The duties of the Depositary Agent shall be determined solely by the express provisions of this Agreement and by applicable law and no duties, implied covenants or obligations shall be read into this Agreement against the Depositary Agent as depositary agent, securities intermediary and bank.

         (b) Acceptance of Appointment. The Depositary Agent hereby agrees to act as depositary agent and securities intermediary with respect to the Designated Asset Sale Proceeds Account and pursuant to this Agreement. The other parties hereto hereby acknowledge that the Depositary Agent shall act as depositary agent, securities intermediary and bank with respect to the Designated Asset Sale Proceeds Account and pursuant to this Agreement.

         (c) Financial Assets Election. The Depositary Agent hereby agrees that each item of property (including a security, security entitlement, investment property, instrument or obligation, share or participation) credited to the Designated Asset Sale Proceeds Account shall be treated as a financial asset under Article 8 of the UCC other than cash from time to time and at any time deposited in the Designated Asset Sale Proceeds Account, and interest accrued or paid thereon.

         (d) Negative Pledge. Subject to the terms of this Agreement, the Depositary Agent hereby agrees that it shall not grant any Lien in the financial assets and other assets that it is obligated to maintain under this Agreement.

         (e) Entitlement Orders, Instructions. If at any time that an Actionable Default shall have occurred and be continuing the Depositary Agent shall receive any entitlement order, instruction or any other order from the Collateral Trustee directing the transfer or redemption of any financial asset or other asset relating to the Designated Asset Sale Proceeds Account, or directing the disposition of any funds in the Designated Asset Sale Proceeds Account, the Depositary Agent shall comply with such entitlement order, instruction or other order without further consent by the Company or any other Person. The parties hereto agree that until the Depositary Agent's obligations under this Agreement shall terminate in accordance with the terms hereof, the Collateral Trustee shall have control of each of the Company's security entitlements with respect to the financial assets and other assets credited to the Designated Asset Sale Proceeds Account; provided, however, that the Company, as the entitlement holder with respect to the financial assets credited to the Designated Asset Sale Proceeds Account and the Person for whom the Designated Asset Sale Proceeds Account are maintained, is entitled, subject to Section 2.02 and the other provisions of this Agreement, to make substitutions for the security entitlements with respect to the financial assets credited to the Designated Asset Sale Proceeds Account; provided, further, that until an Actionable Default shall have occurred and be continuing, the Collateral Trustee shall so act upon the written direction of the Company. The Depositary Agent hereby represents that it has not entered into, and agrees that, until the termination of this Agreement and the other Secured Debt Documents in accordance their terms, it will not enter into, any agreement with any other Person in respect such Designated Asset Sale Proceeds Account pursuant to which it would agree to comply with entitlement orders made by such Person.

         (f) Degree of Care. The Depositary Agent shall exercise due care in accordance with reasonable commercial standards in administering the Designated Asset Sale Proceeds Account, accounting for assets credited to the Designated Asset Sale Proceeds Account and performing its duties as a bank with respect to the Designated Asset Sale Proceeds Account, and to the extent that any "investment property" is on deposit, accounting for financial assets and other assets credited to the Designated Asset Sale Proceeds Account and performing its duties as securities intermediary with respect to the Designated Asset Sale Proceeds Account and, in each case, such assets deposited therein or credited thereto and the credit balances credited thereto under this Agreement.

         (g) Action Upon Notices; Exercise of Judgment. The Depositary Agent shall be permitted to conclusively rely and act upon any notice, entitlement order, instruction, request, waiver, consent, receipt or other paper or document whether in its original or facsimile form reasonably believed by the Depositary Agent to be signed by the Collateral Trustee, the Company or any other authorized Person. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which the Depositary Agent may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. The Depositary Agent shall have duties only to the Collateral Trustee (on behalf of the Secured Parties).

         (h) Indemnification and Liability. In consideration of the appointment of Depositary Agent, the Company agrees:

                  (i) to fully indemnify and hold the Depositary Agent and each Affiliate, officer, director, shareholder, employee and agent of the Depositary Agent (each, an "Indemnified Person") harmless from and against any and all claim, loss, liability, damage, cost or expense (including reasonable legal fees and expenses) incurred by the Indemnified Person by reason of or resulting from this Agreement (including its having accepted such appointment or by reason of its carrying out of any of the terms of this Agreement); and

                  (ii) to reimburse each Indemnified Person for all its expenses, including reasonable fees and expenses of counsel and court costs incurred by reason of any position or action taken by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions of this Agreement or any part thereof;

except, with respect to each of clauses (i) and (ii), to the extent that any such claim, loss, liability, damage, cost or expense is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by the Indemnified Person's gross negligence or willful misconduct. The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Any Indemnified Person may consult with legal counsel of its selection in the event of any dispute or question as to the construction of this Agreement or the Indemnified Person's duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         (i) Court Orders. The Depositary Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting the Designated Asset Sale Proceeds Account or any financial asset credited to the Designated Asset Sale Proceeds Account. The Depositary Agent shall not be liable to any of the parties hereto, their successors or assigns by reason of the Depositary Agent's compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

         (j)      Resignation and Termination.

                  (i) The Depositary Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Agent as provided below. The Company may remove the Depositary Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary Agent as provided below.

                  (ii) In the event of any removal of the Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof capable of acting as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and a "bank" (within the meaning of Section 9-102(a)(8) of the UCC), having a capital and surplus of not less than $50,000,000, shall be appointed by the Company. If a successor Depositary Agent shall not have been appointed and accepted its appointment as Depositary Agent within 45 days after such notice of removal of the Depositary Agent, the Depositary Agent, the Collateral Trustee or the Company may apply to any court of competent jurisdiction at the expense of the Company to appoint a successor Depositary Agent to act until such time, if any, as a successor Depositary Agent shall have accepted its appointment as provided above. Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

                           (A) the Company or the Collateral Trustee (as directed by an Act of Secured Debtholders) shall deliver an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the successor Depositary Agent all balances deposited in and all financial assets and other assets credited to, the Designated Asset Sale Proceeds Account;

                           (B) the successor Depositary Agent shall establish and maintain the Designated Asset Sale Proceeds Account and deposit in and credit to the Designated Asset Sale Proceeds Account all financial assets and other assets from the Designated Asset Sale Proceeds Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

                           (C) the successor Depositary Agent shall succeed to all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

                           (iii) In the event of any resignation of the Depositary Agent, a successor Depositary Agent, which shall be a bank or trust company organized under the laws of the United States of America or of any state thereof capable of acting as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and a "bank" (within the meaning of Section 9-102(a)(8) of the UCC) and having a capital and surplus of not less than $50,000,000, shall be appointed by the Company. Any such successor Depositary Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon:

                           (A) the Company or the Collateral Trustee (as directed by an Act of Secured Debtholders) shall deliver an entitlement order, instruction or any other order to the predecessor Depositary Agent directing it to transfer to the Collateral Trustee all balances deposited in and all financial assets credited to, the Designated Asset Sale Proceeds Account;

                           (B) the successor Depositary Agent shall establish and maintain at its New York office the Designated Asset Sale Proceeds Account and deposit in and credit to the Designated Asset Sale Proceeds Account all financial assets and other assets from the Designated Asset Sale Proceeds Account maintained by the predecessor Depositary Agent transferred by the predecessor Depositary Agent to the successor Depositary Agent; and

                           (C) the successor Depositary Agent shall succeed to all the rights and duties of the Depositary Agent under this Agreement and under applicable law.

                  (iv) In the event that a successor Depositary Agent is not appointed after such notice of resignation of the Depositary Agent, the then current Depositary Agent shall fulfill its obligations hereunder until a successor Depositary Agent meeting the requirements of this Section 3.04 has accepted its appointment as Depositary Agent and the provisions of this
     Section 3.04 have been satisfied.

In the event of the resignation or termination of the Depositary Agent, the Depositary Agent shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation becomes effective in accordance with this Section 3.04(j).

         (k)      General.

                  (i) No provision of this Agreement shall require the Depositary Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (except to the extent resulting from the gross negligence or willful misconduct of the Depositary Agent) and unless it has been furnished with an indemnity reasonably satisfactory to it.

                  (ii) All written directions and instructions (which may be provided by facsimile transmission) by the Company or the Collateral Trustee to the Depository Agent pursuant to this Agreement shall be executed by an authorized signatory of the Company or the Collateral Trustee, as applicable.

                  (iii) The Depository Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or any other evidence of indebtedness or other paper or document, but the Depositary Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit.

                  (iv) The Depository Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                  (v) The Depositary Agent shall not be deemed to have notice of any Actionable Default unless a Responsible Officer of the Depositary Agent has actual knowledge thereof or unless written notice thereof is received by the Depositary Agent.

                  (vi) The Depositary Agent shall be under no obligation to notify the Collateral Trustee of any Actionable Default or any other event except for those events for which this Agreement specifically provides that such notice is required.

                  (vii) If any checks, drafts or other items deposited in the Designated Asset Sale Proceeds Account are returned or unpaid or otherwise dishonored, the Depositary Agent shall have the right to charge any and all such returned or dishonored items against the Designated Asset Sale Proceeds Account or to demand reimbursement therefor directly from the Company.

                  (viii) In no event shall the Depositary Agent be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties, in each case, that are beyond the Depositary Agent's reasonable control or other causes beyond the Depositary Agent's reasonable control or for indirect, special or consequential damages.

SECTION 3.05. Remedies. If an Actionable Default shall have occurred and be continuing:

                  (i) the Collateral Trustee may exercise in respect of the Designated Asset Sale Proceeds Account, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time and consistent with the provisions of the other Secured Debt Documents, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of the Designated Asset Sale Proceeds Account, and to cause the Designated Asset Sale Proceeds Account to be sold, liquidated or otherwise disposed of, in each case in such manner as the Collateral Trustee may elect; and

                  (ii) the proceeds of any financial assets and other assets credited to or held in the Designated Asset Sale Proceeds Account and all cash proceeds received by the Collateral Trustee in respect of any sale of, collection from or other realization upon all or any part of the Designated Asset Sale Proceeds Account shall be applied in accordance with the provisions of Section 3.4 of the Collateral Trust Agreement.

No right, power or remedy herein conferred upon or reserved to the Collateral Trustee is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Trustee may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                                   ARTICLE IV

                            TERMINATION OF AGREEMENT

SECTION 4.01. Rights and Obligations of Collateral Trustee and Depositary Agent. The rights and powers granted herein to the Collateral Trustee have been granted in order, among other things, to perfect its security interests in the Designated Asset Sale Proceeds Account, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Company nor by the lapse of time. Except as otherwise provided herein, the obligations of the Depositary Agent hereunder shall continue in effect until the security interests of the Collateral Trustee in the Designated Asset Sale Proceeds Account have been terminated pursuant to the terms of this Agreement and the other Secured Debt Documents, and the Collateral Trustee has notified the Depositary Agent of such termination in writing.

SECTION 4.02. Secured Obligations. When each of the Secured Debt Documents has expired or has otherwise terminated, all Secured Obligations of the Company to the Secured Parties under each of the Secured Debt Documents have been paid in full and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt have been terminated, all right, title and interest of the Collateral Trustee in the Designated Asset Sale Proceeds Account shall be released in accordance with the Collateral Trust Agreement. At such time, the Collateral Trustee shall notify the Depositary Agent in writing using the form attached hereto as Exhibit A to, and upon such notification the Depositary Agent shall, pay any amounts (including Cash Equivalents) then remaining in the applicable Designated Asset Sale Proceeds Account to the Company. No termination of any interest of a Secured Party hereunder shall affect the rights of any other Secured Party hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01. Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

         If to the Collateral Trustee:     The Bank of New York
                                           101 Barclay Street, Floor 8 West
                                           New York, NY 10286
                                           Attention: Corporate Trust
                                           Administration
                                           Fax: 212-815-5704

         If to the Company:                Calpine Corporation
                                           50 West San Fernando Street
                                           San Jose, CA 95113
                                           Attention: Corporate Treasurer
                                           Fax: 408-995-0505

         If to the Depositary Agent:       Union Bank of California, N.A.
                                           120 South San Pedro Street, Suite 400
                                           Los Angeles, CA
                                           Attention: Corporate Trust
                                           Administration
                                           Fax: 213-972-5694

Each notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

SECTION 5.02. Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto, the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

SECTION 5.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Trustee or the Depositary Agent in the exercise of any power, right or privilege hereunder or under any other Secured Debt Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Collateral Trustee and the Depositary Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Secured Debt Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 5.04. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.05. Amendments. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and in accordance with Section 7.1 of the Collateral Trust Agreement.

SECTION 5.06. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 5.07. Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Designated Asset Sale Proceeds Account shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of the Designated Asset Sale Proceeds Account are governed by the laws of a jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the jurisdiction of the Depositary Agent as securities intermediary (under Section 8-110(e) of the UCC) and as bank (under Section 9-304(b) of the UCC) with respect to the Designated Asset Sale Proceeds Account is the State of New York.

SECTION 5.08. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER SECURED DEBT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY

HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 5.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES AGENTS AND SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CONTROL AGREEMENT OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER SECURED DEBT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that (a) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Trustee (which consent may be withheld in its sole discretion) and (b) the Depositary Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement.

SECTION 5.11. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into with respect to the Designated Asset Sale Proceeds Account, the terms of this Agreement shall prevail.

SECTION 5.12. Survival of Agreements. The provisions regarding the payment of expenses and indemnification obligations, including Section 3.04(h) and the provisions set forth in Sections 3.04(j) and 5.14, and in the event that the Depositary Agent resigns in accordance with Section 3.04(j)(iii) or 3.04(j)(iv),
Article 2 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the expiration or termination of each of the Secured Debt Documents, the payment in full of all Secured Obligations of the Company to the Secured Parties under each of the Secured Debt Documents and the termination or expiration of all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt.

SECTION 5.13. Further Information. The Depositary Agent shall promptly provide the Collateral Trustee and the Company with any information reasonably requested by the Collateral Trustee or the Company concerning balances in the Designated Asset Sale Proceeds Account and payments from the Designated Asset Sale Proceeds Account.

SECTION 5.14. Additional Depositary Agent Provisions. The Depositary Agent may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Depositary Agent hereunder. The Depositary Agent shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence or willful misconduct. The Depositary Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, the Depository Agent may consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and reliance thereon.

SECTION 5.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.16. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company, the Depositary Agent and the Collateral Trustee of written notification of such execution and authorization of delivery thereof.

SECTION 5.17. Collateral Trustee's Obligations. Notwithstanding anything to the contrary contained in this Agreement, in acting under and by virtue of this Agreement, the Collateral Trustee shall be entitled to all of the rights, privileges and immunities provided to it under the Collateral Trust Agreement, and the performance by the Collateral Trustee of its obligations under this Agreement and the exercise of its rights hereunder is subject in all respects to the provisions of the Collateral Trust Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

                             CALPINE CORPORATION

                             By:     /s/ ANN B. CURTIS
                                   --------------------------------------------
                                   Name: Ann B. Curtis
                                   Title: Executive Vice President, Secretary
                                   and Co-Chairman of the Board

                             THE BANK OF NEW YORK, not in its individual capacity, but solely as the Collateral Trustee

                             By:     /s/ MICHAEL PITFICK
                                   --------------------------------------------
                                   Name: Michael Pitfick
                                   Title: Assistant Vice President

                             UNION BANK OF CALIFORNIA, N.A.,
                             as Depositary Agent

                             By:     /s/ LORRAINE MCINTIRE
                                   --------------------------------------------
                                   Name: Lorraine McIntire
                                   Title: Vice President

                      [Depositary Agreement Signature Page]

                                    EXHIBIT A

                           DATE: _____________________

UNION BANK OF CALIFORNIA, N.A.
ADDRESS: 120 SOUTH SAN PEDRO STREET,
SUITE 400
LOS ANGELES, CALIFORNIA
ATTENTION: CORPORATE TRUST DEPARTMENT
PHONE: 213-972-5675
FAX: 213-972-5694

                   RE: DESIGNATED ASSET SALE PROCEEDS ACCOUNT
                     CONTROL AGREEMENT DATED JULY 16, 2003;
                     DESIGNATED ASSET SALE PROCEEDS ACCOUNT

LADIES AND GENTLEMEN:

         REFERENCE IS MADE TO THE DESIGNATED ASSET SALE PROCEEDS ACCOUNT CONTROL AGREEMENT DATED JULY 16, 2003 (THE "AGREEMENT"; CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASSIGNED THERETO IN THE AGREEMENT) AMONG THE BANK OF NEW YORK (THE "COLLATERAL TRUSTEE"), UNION BANK OF CALIFORNIA, N.A. (THE "DEPOSITARY AGENT") AND CALPINE CORPORATION (THE "COMPANY"). THIS LETTER CONSTITUTES AN INSTRUCTION UNDER THE AGREEMENT.

You are hereby instructed and authorized to remit: Written $ Amount US _________
                                                   Numeric $ Amount    $________
VIA WIRE TRANSFER TO:       ACCOUNT #:      __________   ABA # _________________
                            ACCOUNT NAME:   ____________________________________
                            ATTENTION:      ____________________________________

FROM THE DESIGNATED ASSET SALES PROCEEDS                MAINTAINED AT UNION
ACCOUNT # 6711713800                        __________  BANK OF CALIFORNIA, N.A.

         THE UNDERSIGNED REPRESENTS AND WARRANTS TO THE DEPOSITARY AGENT THAT THE UNDERSIGNED IS AN AUTHORIZED SIGNATORY OF COLLATERAL TRUSTEE.

                               COLLATERAL TRUSTEE

                    BY:   __________________________________
                   NAME:  __________________________________
                   TITLE: __________________________________